UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark Meyers resigned as a director of Apollo Medical Holdings, Inc. (the “Company”), effective April 7, 2015.

On April 9, 2015, the Board of Directors of the Company (the “Board”) appointed Lance Jon Kimmel to the Company’s Board, its Nominating and Corporate Governance Committee, and its Audit Committee. In connection with such appointment, the Board approved the entry by the Company into the following agreements between the Company and Mr. Kimmel: (i) a Board of Directors Agreement, dated April 9, 2015 (the “Directors Agreement”) (ii) a Proprietary Information Agreement, dated April 9, 2015 (the “Proprietary Information Agreement”), and (iii) an Indemnification Agreement, dated April 9, 2015 (the “Indemnification Agreement. Pursuant to the Directors Agreement, Mr. Kimmel is entitled to $1,000 per month, such amount as compensation in full for such director’s service on the Board and any committees thereof; provided that to the extent such Board services require out-of-town trips, the Company agreed to compensate Mr. Kimmel for such additional travel time at the rate of $1,200 per day or a pro-rated portion thereof. The Company also agreed to reimburse Mr. Kimmel for reasonable expenses approved in advance, such approval not to be unreasonably withheld by the Company.

A copy of the Directors Agreement (which contains the Proprietary Information Agreement and the Indemnification Agreement as Exhibits A and B, respectively, thereto) is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Directors Agreement, the Proprietary Information Agreement, and the Indemnification Agreement.

Mr. Kimmel is the founder and has been the managing partner of SEC Law Firm in Los Angeles, California since February 2004. Previously, Mr. Kimmel was a partner at Foley & Lardner in its Los Angeles office and Alschuler Grossman Stein & Kahan in Los Angeles. Mr. Kimmel’s law practice focuses on securities, including, capital formation for private and public companies, SEC reporting and compliance, mergers and acquisitions and general corporate representation. Mr. Kimmel speaks publicly and writes on current topics in securities and corporate law. Mr. Kimmel received his J.D. from New York University School of Law, attended Edinburgh University and graduated from Franklin & Marshall College.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Board of Directors Agreement, between Apollo Medical Holdings, Inc. and Lance Jon Kimmel, dated as of April 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: April 10, 2015	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer